UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 King Street East, Suite 100, Toronto, Ontario, Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 340-5633

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☑  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 6, 2017, Western Uranium Corporation (the “Company”) granted an aggregate of 825,000 options (“Options”) to purchase common shares (“Option Shares”) to five officers and directors of Western under the Company’s Incentive Stock Option Plan. Each Option is exercisable to acquire one Option Share at an exercise price of CAD$1.60 for a five-year term. The Options vest equally in three installments beginning on the date of grant and thereafter on October 31, 2017, and March 31, 2018. The Company is relying on the exemption from registration for private offerings provided by Section 4(a)(2) of the Securities Act of 1933 for the grant of the Options and for the offer and sale of the underlying Option Shares.

A copy of the press release announcing the grant of the Options is attached as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosure in Item 3.02 above is incorporated by reference. On October 6, 2017, the Company granted 200,000 Options to our principal executive officer, George Glazier and 200,000 Options to our principal financial officer, Robert Klein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017	WESTERN URANIUM CORPORATION

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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